UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2012

UNITED STATIONERS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-10653	36-3141189
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Parkway North Boulevard Suite 100 Deerfield, Illinois	60015-2559
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

United Stationers Inc.

Item 2.02 Results of Operations and Financial Condition.

The following information, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” hereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On February 13, 2012, United Stationers Inc. (the “Registrant”) issued a press release announcing its financial results for the fourth quarter and full-year ended December 31, 2011. A copy of the Registrant’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. In addition, a slide presentation summarizing earnings and financial results is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 13, 2012, United Stationers Inc. (the “Registrant”) approved a distribution network optimization and cost reduction program. This program will be completed in the first quarter of 2012 and the Registrant plans to take a $7 million to $8 million pre-tax charge in that period in connection with these actions. The pre-tax charges are comprised of facility closure expenses of approximately $4 million and severance and related expenses of $3 million to $4 million that will be charged against operating expenses. Cash outflows will occur during 2012 and 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1*	Press Release, dated February 13, 2012, announcing financial results for the fourth quarter and full-year ended December 31, 2011 and announcing a network optimization and cost reduction program.

99.2*	Earnings Presentation, a slide presentation summarizing earnings and financial results.

*	— Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED STATIONERS INC.
(Registrant)

Dated: February 13, 2012	/s/ Fareed A. Khan
Fareed A. Khan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

(d) Exhibits

Exhibit No.	Description

99.1*	Press Release, dated February 13, 2012, announcing financial results for the fourth quarter and full-year ended December 31, 2011 and announcing a network optimization and cost reduction program.

99.2*	Earnings Presentation, a slide presentation summarizing earnings and financial results.

*	— Included herewith.